UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Ferro Corporation and three of its subsidiaries (Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Finance Corporation) amended Ferro Corporation’s $100 million asset securitization program by entering into (a) a Purchase Agreement, dated as of April 1, 2008, among Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation (the "Purchase Agreement"), (b) an Amended and Restated Purchase and Contribution Agreement, dated as of April 1, 2008, between Ferro Corporation and Ferro Finance Corporation (the "PCA Amendment"), and (c) a Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2008, among Ferro Finance Corporation, CAFCO, LLC, Citibank, N.A., Citicorp North America, Inc., Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation (the "RPA Amendment").

The primary effects of the amendments to the asset securitization program are to identify the flow of receivables from certain subsidiaries of Ferro Corporation into the asset securitization program and to remove a subsidiary that no longer contributes receivables to the program.

The new agreement and the changes incorporated in the amendments do not affect the Company's future interest expenses, the duration of the agreements or the accounting treatment of the asset securitization program. Ferro Corporation's consolidated balance sheet does not include the trade receivables sold, but does include a note receivable from Ferro Finance Corporation to the extent that cash proceeds from the sales of accounts receivable to Ferro Finance Corporation have not been received by Ferro Corporation.

The Purchase Agreement provides for the sale of receivables by Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc. to Ferro Corporation prior to inclusion in the asset securitization program. The PCA Amendment and RPA Amendment remove Ferro Electronic Materials Inc. as an originator of receivables in the program and add Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc. as originators of receivables that are included in Ferro Corporation’s asset securitization program. Ferro Electronic Materials Inc. was removed from the amendments following the 2007 sale of Ferro Corporation’s former Niagara Falls location.

The foregoing summary is qualified in its entirety by reference to the text of the Purchase Agreement, PCA Amendment and the RPA Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Purchase Agreement, dated as of April 1, 2008, among Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation.

Exhibit 10.2: Amended and Restated Purchase and Contribution Agreement, dated as of April 1, 2008, between Ferro Corporation and Ferro Finance Corporation.

Exhibit 10.3: Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2008, among Ferro Finance Corporation, as Seller, and CAFCO, LLC, as the Investor, and Citibank, N.A., as a Bank, and Citicorp North America, Inc., as the Agent, and Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., as Originators, and Ferro Corporation, as Collection Agent and Originator.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

April 7, 2008	By:	James C. Bays

Name: James C. Bays
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated as of April 1, 2008, among Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation
10.2	Amended and Restated Purchase and Contribution Agreement, dated as of April 1, 2008, between Ferro Corporation and Ferro Finance Corporation
10.3	Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2008, among Ferro Finance Corporation, as Seller, and CAFCO, LLC as the Investor, and Citibank, N.A., as a Bank, and Citicorp North America, Inc., as the Agent, and Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., as Originators, and Ferro Corporation, as Collection Agent and Originator